                                                                 EXHIBIT (23)(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report for the Gas Business, a business unit of Western Resources, Inc. dated February 4, 1997 included in WAI, Inc.'s form S-4 Registration Statement as filed with the Securities and Exchange Commission on August 6, 1997 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Kansas City, Missouri
November 26, 1997